Exhibit 99.1

Nordstrom 401(k) Plan &

Profit Sharing

Employer ID No: 91-0515058

Plan Number: 001

Financial Statements as of December 31, 2011 and 2010

and for the Year Ended December 31, 2011,

Supplemental Schedule as of December 31, 2011, and

Report of Independent Registered Public Accounting Firm

NORDSTROM 401(k) PLAN & PROFIT SHARING

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits as of December 31, 2011 and 2010	2

Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 2011	3

Notes to Financial Statements	4

SUPPLEMENTAL SCHEDULE:

Form 5500, Schedule H, Part IV, Line 4i, Schedule of Assets (Held at End of Year) as of December 31, 2011	15

All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Retirement Committee of

Nordstrom 401(k) Plan & Profit Sharing

Seattle, Washington

We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) as of December 31, 2011 and 2010, and the related statement of changes in net assets available for benefits for the year ended December 31, 2011. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2011 and 2010, and the changes in net assets available for benefits for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2011 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan’s management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2011 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

Seattle, Washington

June 8, 2012

NORDSTROM 401(k) PLAN & PROFIT SHARING

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

(In thousands)

	December 31, 2011	December 31, 2010
Assets:
Participant-directed investments – at fair value	$1,800,517	$1,771,303
Employer contributions receivable	80,570	73,720
Notes receivable from participants	76,396	72,930
Accrued interest and dividends receivable	1,080	1,904
Other assets	2,147	2,182
Total assets	1,960,710	1,922,039

Liabilities:
Trustee and administrative fees payable	1,025	812
Excess contributions payable to participants	222	131
Payables for securities purchased	1,127	798
Total liabilities	2,374	1,741

Net assets available for benefits at fair value	1,958,336	1,920,298

Adjustments from fair value to contract value for fully benefit-responsive stable value fund	(6,752)	(10,120)
Net assets available for benefits	$1,951,584	$1,910,178

The accompanying Notes to Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

(In thousands)

Plan year	2011
Additions:
Contributions:
Employer contributions	$80,570
Participant contributions	77,127
Total contributions	157,697

Investment income:
Net depreciation in fair value of investments	(2,026)
Interest and dividends	29,737
Total investment income	27,711
Total additions	185,408

Deductions:
Benefit payments to participants	(140,203)
Trustee fees, administrative expenses and other	(3,799)
Total deductions	(144,002)

Net additions	41,406
Net assets available for benefits at beginning of year	1,910,178
Net assets available for benefits at end of year	$1,951,584

The accompanying Notes to Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

1.	THE PLAN AND SIGNIFICANT ACCOUNTING POLICIES

The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), as amended, was originally established on January 1, 1953. The Plan is an individual account profit sharing plan, which, since February 1, 1988, has included a 401(k) feature. The Plan operates on a calendar year basis.

The following describes the provisions of the Plan in effect on December 31, 2011 (except as noted), is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions.

General—The Plan covers substantially all eligible employees of Nordstrom, Inc. and its participating subsidiaries (the “Company”). For Company profit sharing and matching contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee’s original hire date. For elective salary deferrals (401(k) contributions), participation begins on their hire date.

The Plan also contains special eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code (“Code”). Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of the employee’s original hire date with a salary deferral contribution equal to 2% of compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.

For the Plan years ended December 31, 2011 and 2010, to qualify for Company profit sharing and matching contributions, participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan year (the “last day” requirement is waived if the participant terminates employment due to retirement, disability or death).

In 2011, the Plan was amended to eliminate the undistributed account requirement for mid-year terminations. As a result of this amendment, a participant whose mid-year termination is due to retirement, disability or death, and who meets the minimum service requirements specified in the Plan, is eligible to share in the Company profit sharing and matching contributions without being required to leave their account balances in the Plan through the last day of the Plan year.

Effective September 6, 2011, twelve new Target Retirement Date Funds were added to the Plan. These funds allow a participant to invest in a single, diversified portfolio that aims to invest in a mix of investments appropriate for the participant based on his or her anticipated date of retirement. The new Target Retirement Date Funds are as follows:

— Nordstrom Target Retirement Date Income Fund	— Nordstrom Target Retirement Date 2025 Fund
— Nordstrom Target Retirement Date 2000 Fund	— Nordstrom Target Retirement Date 2030 Fund
— Nordstrom Target Retirement Date 2005 Fund	— Nordstrom Target Retirement Date 2035 Fund
— Nordstrom Target Retirement Date 2010 Fund	— Nordstrom Target Retirement Date 2040 Fund
— Nordstrom Target Retirement Date 2015 Fund	— Nordstrom Target Retirement Date 2045 Fund
— Nordstrom Target Retirement Date 2020 Fund	— Nordstrom Target Retirement Date 2050 Fund

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

Effective October 10, 2011, the Nordstrom Select Funds, which included the Nordstrom Select Conservative Fund, Nordstrom Select Moderate Fund and Nordstrom Select Growth Fund, were no longer available under the Plan. Participant balances in these funds were transitioned to the new Target Retirement Date Funds.

Plan Contributions—Contributions to the Plan are made through employee 401(k) contributions, Company 401(k) matching contributions and Company profit sharing contributions.

Employee 401(k) Contributions—Eligible employees may elect to defer eligible compensation on a pre-tax basis, an after-tax (Roth) basis or a combination of both. The maximum elective salary deferral is 50% for non-highly compensated employees and 15% for highly compensated employees. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax (Roth) basis or a combination of both. For all employees, the Internal Revenue Service (“IRS”) limits participant contributions to a maximum of $16.5 ($22.0 for those age 50 and over) in both 2011 and 2010.

Company 401(k) Matching Contributions—The Company intends to match employee 401(k) contributions dollar for dollar up to 4% of the participant’s eligible compensation, if approved and at the discretion of the Company’s Board of Directors. For Plan purposes, eligible compensation generally includes taxable salary and wages paid for employee service, including bonuses and commissions, and excludes reimbursements and expense allowances, employee awards, fringe and welfare benefits, moving expenses, severance and disability pay, contributions to a nonqualified deferred compensation program and amounts received as stock or under any stock-based compensation program, and is capped by limits set under the Code ($245 for both the Plan years ended December 31, 2011 and 2010). Catch-up contributions are not eligible for matching.

Company Profit Sharing Contributions—The Company’s Board of Directors determines the Company profit sharing contribution, if any, each year. Profit sharing contributions are invested in participant-directed investments or, if the participant does not make an investment election, beginning September 6, 2011, defaulted into a Nordstrom Target Retirement Date Fund based on a participant’s date of birth and an assumed retirement age of 65. Prior to September 6, 2011, investment elections were defaulted into the Nordstrom Select Moderate Fund. The Company’s contribution for each Plan year is allocated among qualified participants based on their eligible compensation (as discussed above) and years of service.

Investment Programs—Participants are able to direct the investment of their accounts (including Company matching and profit sharing contributions) among any of the available funds. The available funds as of December 31, 2011 are listed in the supplemental Schedule of Assets (Held at End of Year). The available funds are regularly reviewed by the Retirement Committee (see “Trustees and Administrator of the Plan” section on page 6) and are subject to change at any time.

Participation in Investment Activity—Individual accounts are credited daily with a pro-rata share of investment income (loss) experienced by the respective funds into which their account balances have been directed.

Vesting in the Plan—Employees who terminate employment due to retirement, death or total disability are 100% vested in their Plan accounts, regardless of years of service. For purposes of the Plan, “retirement” is defined as ending employment at age 60 or older. On termination of employment for reasons other than retirement, death or total disability the amounts credited to the accounts of participants are vested as follows:

Employee 401(k) Contributions—Employee contributions (i.e., salary deferral, catch-up and rollover contributions) are always 100% vested.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

Company 401(k) Matching Contributions—Company matching contributions for employees vest as follows: 33% after completing one year of service and 67% after two years of service. After three years of service, all Company matching contributions are immediately 100% vested.

Company Profit Sharing Contributions—Participants are immediately 100% vested in Company profit sharing contributions.

Forfeitures—At December 31, 2011 and 2010, forfeited nonvested accounts totaled $589 and $755, respectively. Forfeitures of unvested Company matching or profit sharing contributions from terminated participant accounts are used to offset future Company matching contributions, future Company profit sharing contributions, or to pay expenses of Plan administration, as determined by the Retirement Committee. During the years ended December 31, 2011 and 2010, employer contributions were offset by forfeitures of $608 and $767.

Benefits—On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to receive the value of the vested interest in his or her account as a lump-sum distribution or, if the vested account balance (excluding the rollover account prior to April 1, 2010) exceeds $1, elect to remain in the Plan, subject to required distributions under Section 401(a)(9) of the Code. When an active participant reaches age 59 1/2 and continues to work for the Company, the participant is eligible to receive a partial or full distribution of his or her retirement benefits.

Payment of Benefits—Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2011 and 2010 were $427 and $277.

Participant Loans—Participants may borrow from their fund accounts a minimum of $1 up to a maximum equal to the lesser of $50 or 50% of their vested account balance. Loan terms are a maximum of 60 months or up to 20 years for the purchase of the principal residence of a participant. The loans are secured by the balance in the participant’s account and bear fixed interest at rates commensurate with prevailing rates but not less than 1% over the then current prime rate as published by the Wall Street Journal. Interest rates for participant loans outstanding at December 31, 2011 range from 4.25% to 10.5% and are determined at the time the loan is approved. Principal and interest is paid semi-monthly through payroll deductions. Participants may pay monthly upon separation or leave of absence. Payment obligations are suspended for participants during approved leaves of absence not longer than 12 months and during periods of qualified military service. A participant may have a maximum of two loans outstanding at any one time.

Trustees and Administrator of the Plan—The asset trustees of the Plan are Mercer Trust Company (all assets except the Nordstrom Target Retirement Date Funds) and The Bank of New York Mellon (Nordstrom Target Retirement Date Funds only).

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

The Plan is administered by the Company in conjunction with the Retirement Committee, a committee appointed by the Company’s Board of Directors composed of the following individuals as of December 31, 2011:

—	Mary D. Amundson	Vice President, Employee Benefits
—	Michael G. Koppel	Executive Vice President and Chief Financial Officer
—	Robert B. Sari	Executive Vice President, General Counsel and Corporate Secretary
—	Delena M. Sunday	Executive Vice President, Human Resources and Diversity Affairs
—	Brooke F. White	Vice President, Corporate Communications

Mercer Human Resource Services provided administrative services for the year ended December 31, 2011.

Termination of the Plan—Although it has not expressed an intention to do so, the Company reserves the right to suspend, discontinue, or terminate the Plan at any time subject to the provisions set forth in the Employee Retirement Income Security Act of 1974 (“ERISA”). The Company may determine whether a suspension or discontinuance of contributions will or will not constitute termination of the Plan.

In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.

Tax Status—The IRS has determined and informed the Company by a letter dated September 23, 2009, that the Plan is designed in conformity with the applicable requirements of the Code. The Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Code, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Accounting principles generally accepted in the United States of America (“GAAP”) require Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. As the Plan is tax-exempt, the Plan administrator has concluded that as of December 31, 2011 and 2010, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Plan administrator believes it is no longer subject to income tax examinations for years prior to 2009.

Basis of Accounting—The accompanying financial statements have been prepared in accordance with GAAP.

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

Fair Value Measurements—The Plan applies Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies whenever other accounting pronouncements require or permit fair value measurements.

Risks and Uncertainties—The Plan utilizes various investment instruments, including common stock, mutual funds and a stable value fund. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

Other Assets—Prior to 1993, after five years in the Plan, participants were allowed to purchase life insurance with up to 25% of their annual contributions. This option was terminated in May 1992; however, the Plan still holds previously purchased life insurance for participants. These amounts are recorded at the cash surrender value of the life insurance policy.

Investment Valuation and Income Recognition—The Plan’s investments are held by the trustees and are recorded at fair value, as follows:

—	Common stock is valued at quoted market prices as of the last trading day of the year.

—	Nordstrom common stock is valued at the quoted market price as of the last trading day of the year.

—	Shares of mutual funds are valued at quoted market prices as of the last trading day of the year, which represent the net asset value of shares held by the Plan at year end.

—

Common/collective trust funds are valued based on the year-end unit value. Unit values are determined by the issuer by dividing the fair values of the total net assets at year end by the outstanding units. The fair values of the total net assets are determined by the nature of the underlying investments. Each underlying investment is valued at fair value according to its investment type.

—	Investments in debt securities are valued using observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.

—

The stable value fund is stated at fair value then adjusted to contract value as described in Note 4. Fair value is the net asset value of its underlying investments, and contract value is principal plus accrued interest.

—

Self-directed brokerage accounts allow participants to invest all or a portion of their contributions into investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds, debt securities and common/collective trusts.

—

The Nordstrom Target Retirement Date Funds hold underlying investments which include common stock, mutual funds, debt securities and common/collective trusts. The fair values of the Nordstrom Target Retirement Date Funds are valued based on the underlying investments.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

Certain reclassifications were made to prior year investment balances in the fair value footnote in order to conform to current year presentation.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net depreciation in fair value of investments, which consists of realized and unrealized gains and losses.

Administrative and Recordkeeping Expenses—Substantially all of the administrative and recordkeeping expenses incurred in connection with the Plan are paid by the Plan and allocated per capita to each participant. The amount is reflected on each participant’s quarterly statement.

Recent Accounting Pronouncements—In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This ASU clarifies existing fair value measurement and disclosure requirements, amends certain fair value measurement principles and requires additional disclosures about fair value measurements. The Plan does not expect the provisions of this ASU, which are effective for the Plan beginning January 1, 2012, to have a material impact on the Plan’s financial statements.

In December 2011, the FASB issued ASU No. 2011-11, Disclosures about Offsetting Assets and Liabilities. This ASU requires disclosures about offsetting and related arrangements for financial instruments and derivative instruments, including gross and net information and evaluation of the effect of netting arrangements on the statement of financial position. The Plan does not expect the provisions of this ASU, which are effective for the Plan beginning January 1, 2013, to have a material impact on the Plan’s financial statements, as its requirements are disclosure-only in nature.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

2.	INVESTMENTS

The following table presents the value of investments that represent 5% or more of the Plan’s net assets available for benefits:

	December 31, 2011	December 31, 2010
Nordstrom Company Stock	$264,913	$245,098
Putnam Stable Value Fund	205,083	186,947
American Funds EuroPacific Growth Fund	141,004	169,499
Dodge & Cox Stock Fund	101,396	107,321
Dodge and Cox Income Fund[1,2]	n/a	119,086
PIMCO Total Return Fund[1,2]	n/a	115,502
Vanguard Institutional Index Fund[1,2]	n/a	97,704

1Funds are held within the Nordstrom Target Retirement Date Funds as of December 31, 2011 and within the Nordstrom  Select Funds as of December 31, 2010.

2Fund balance did not exceed 5% of Plan net assets as of December 31, 2011.

During 2011, the Plan’s investments (including investments bought and sold, as well as held during the year) appreciated/(depreciated) in value as follows:

Plan year	2011
Nordstrom common stock	$42,358
Mutual funds	(35,435)
Nordstrom Select Funds[1]	(17,590)
Nordstrom Target Retirement Date Funds[2]	9,490
Brokerage assets	(854)
Common/collective trusts	5
Net depreciation in fair value of investments	$(2,026)

1Effective October 10, 2011, the Nordstrom Select Funds are no longer offered under the Plan.

2Effective September 6, 2011, the Nordstrom Target Retirement Date Funds were added to the Plan’s investment offerings.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

3.	FAIR VALUE MEASUREMENT

The Plan discloses its assets that are measured at fair value in its statement of net assets available for benefits by level within the fair value hierarchy as defined by applicable accounting standards:

Level 1:	Quoted market prices in active markets for identical assets or liabilities

Level 2:	Other observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity’s own assumptions

Transfers of investments between different levels of the fair value hierarchy are recorded as of the end of the reporting period. The following tables set forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2011 and 2010.

	December 31, 2011
	Total	Level 1	Level 2
Equity securities:
Nordstrom stock	$264,913	$264,913	—
Other domestic corporate stock	107,216	107,216	—
Debt securities:
U.S. Government	36,381	—	$36,381
Corporate debt	33,399	—	33,399
Other	4,680	—	4,680
Mutual funds:
Domestic	605,239	605,239	—
International	309,807	309,807	—
Fixed income	170,867	92,974	77,893
Common collective trusts (CCTs):
Putnam Stable Value Fund	225,365	25,958	199,407
Treasury Inflation Protected Securities (TIPS)	23,400	—	23,400
Other short-term investment funds	5,291	—	5,291
Brokerage securities	10,497	—	10,497
Other	3,462	299	3,163
Total	$1,800,517	$1,406,406	$394,111

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

	December 31, 2010
	Total	Level 1	Level 2
Equity securities:
Nordstrom stock	$245,098	$245,098	—
Other domestic corporate stock	106,117	106,117	—
Debt securities:
U.S. Government	58,759	5,754	$53,005
Corporate debt	50,334	—	50,334
Other	4,527	—	4,527
Mutual funds:
Domestic	617,331	617,331	—
International	169,499	169,499	—
Fixed income	207,268	92,173	115,095
Common collective trusts (CCTs):
Putnam Stable Value Fund	186,947	—	186,947
International	103,125	—	103,125
Other short-term investment funds	6,711	—	6,711
Brokerage securities	12,484	—	12,484
Other	3,103	272	2,831
Total	$1,771,303	$1,236,244	$535,059

The Plan did not have any Level 3 measurements as of December 31, 2011 and 2010. For the years ended December 31, 2011 and 2010, there were no significant transfers in or out of Levels 1, 2, or 3.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

4.	STABLE VALUE FUND

The Putnam Stable Value Fund (the “Fund”) is a common/collective trust fund. The Fund may invest in fixed interest insurance investment contracts, money market funds, corporate and government bonds, mortgage-backed securities, bond funds and other fixed income securities. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment in the Fund at contract value. Contract value represents contributions made to the fund, plus earnings, less participant withdrawals and administrative expenses.

The statements of net assets available for benefits present the Fund at fair value, as well as an additional line item showing an adjustment from fair value to contract value. Fair value of the underlying investments of the Fund are calculated by discounting the related cash flows based on current yields of similar instruments with comparable durations.

The average yield at fair value and weighted average crediting rate for the Fund are as follows:

	December 31, 2011	December 31, 2010
Average yield at fair value	2.69%	3.71%
Weighted average crediting rate	3.23%	4.15%

Certain events may limit the ability of the Fund to transact at contract value. Such events include: complete or partial plan termination or merger with another plan; failure of the Plan or its trust to qualify for exemption from federal income taxes or any required prohibited transaction exemption under ERISA; transfer of assets from the Fund directly into a competing investment option; or any communication given to Plan participants designed to influence a participant not to invest in the Fund or to transfer assets out of the Fund. Plan management believes that the occurrence of events that would cause the Fund to transact at less than contract value is not probable.

5.	EXEMPT PARTY-IN-INTEREST TRANSACTIONS

Mercer Trust Company (previously Putnam Fiduciary Trust Company) has been trustee of all assets of the Plan since January 1, 2005, with the exception of the Nordstrom Target Retirement Date Funds and the Nordstrom Select Funds (no longer available as an investment option in the Plan). The Bank of New York Mellon (previously Mellon Bank, N.A.) has been the trustee of the Nordstrom Target Retirement Date Funds since the inception of these Funds on September 6, 2011, and was the trustee of the Nordstrom Select Funds since April 1, 2005 prior to the Plan’s transfer to the Nordstrom Target Retirement Date Funds. Accordingly, Mercer Trust Company and The Bank of New York Mellon are each a party-in-interest with respect to the Plan.

The Plan invested in investment funds held by Mercer Trust Company and its affiliates during 2011. Transactions in these investments qualify as exempt party-in-interest transactions because an independent fiduciary (the Plan’s Retirement Committee) causes the Plan to make these investment decisions. Fees paid by the Plan to Mercer Trust Company were $2,008 for 2011. Fees paid by the Plan to The Bank of New York Mellon were $325 for 2011.

NORDSTROM 401(k) PLAN & PROFIT SHARING

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. The Company’s employer contributions to the Plan qualify as exempt party-in-interest transactions because a fiduciary does not cause the Plan to participate in the transactions. In addition, there were no reimbursements of direct expenses paid by the Plan to the Company for Plan operations and administration in 2011.

As of December 31, 2011 and 2010, the Plan held 5,319 and 5,783 shares of common stock of the Company, with a cost basis of $125,781 and $126,628. The Plan recorded dividend income of $5,107 during the year ended December 31, 2011.

6.	EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS

The Plan is subject to certain non-discrimination rules under ERISA and the Code. For the Plan years ended December 31, 2011 and 2010, the Plan failed certain of the non-discrimination tests under the Code due to lower contribution percentages by non-highly compensated eligible employees relative to the contribution percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the Code. The refund for 2011, paid in March 2012, totaled $222 and included approximately $2 of investment earnings. The refund for 2010, paid in March 2011, totaled $131 and included approximately $16 of investment earnings. The refunds are recorded as “Excess contributions payable to participants” in the Statements of Net Assets Available for Benefits and included in “Benefit payments to participants” on the Statement of Changes in Net Assets Available for Benefits.

7.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration as of:

	December 31, 2011	December 31, 2010
Net assets available for benefits per the financial statements	$1,951,584	$1,910,178
Trustee and administrative fees payable	764	812
Adjustments from contract value to fair value for fully benefit-responsive stable value fund	6,752	10,120
Net assets available for benefits per Form 5500	$1,959,100	$1,921,110

The following is a reconciliation of total net investment income per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration:

Plan year	2011
Total net investment income per the financial statements	$27,711
Investment management and custodian fees	255
Change in the adjustment from contract value to fair value for fully benefit-responsive stable value fund	(3,368)
Total net investment income per Form 5500	$24,598

NORDSTROM 401(k) PLAN & PROFIT SHARING

FORM 5500, SCHEDULE H, PART IV, LINE 4i, SCHEDULE OF ASSETS (HELD AT END OF YEAR)

AS OF DECEMBER 31, 2011

(Dollars in thousands)

	Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
*	Nordstrom, Inc.	Common Stock		$ 264,913
	Putnam Stable Value Fund	Common Collective Trust		205,083
	Allianz RCM Large Cap Growth Fund	Mutual Fund		57,492
	American Funds EuroPacific Growth Fund	Mutual Fund		141,004
	Dodge & Cox Stock Fund	Mutual Fund		101,396
	Neuberger & Berman Genesis Fund	Mutual Fund		87,137
	PIMCO Total Return Fund	Mutual Fund		92,974
	Rainier Small/Mid Cap Equity Fund	Mutual Fund		89,031
	Vanguard Institutional Index Fund	Mutual Fund		70,866
	Brokerage Securities	Self-directed Brokerage Securities		10,497
	SDB Money Market Fund	Self-directed Brokerage Money Market Fund		3,163
	Pending Account	Noninterest-bearing cash		299
	New England Life Insurance	Life insurance policies		2,147
*	Participant Loans	Loan interest rates range from 4.25% to 10.5%. Loan repayment is made through regular payroll deductions for a period of up to 60 months for general loans and over a longer period for loans used to finance the purchase of a principal residence. If a participant’s employment terminates for any reason and the loan balances are not paid in full within 90 days of termination, the loan balances will be deemed distributed and become taxable income to the participant. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan administrator.		76,396

* Party-in-interest **Cost information is not required for participant-directed investments and therefore is not included.

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value

Investments held within the Nordstrom Target Retirement Date Funds[1]:

Aberdeen International Equity Fund	Mutual Fund		82,277
American Funds EuroPacific Growth Fund	Mutual Fund		86,526
Dodge & Cox Stock Fund	Mutual Fund		68,586
Neuberger Berman Genesis Fund/Institutional	Mutual Fund		45,159
PIMCO Asset Bkd Secs Portfolio	Mutual Fund		1,604
PIMCO Emerging Mkts Local Currency	Mutual Fund		542
PIMCO Emerging Mkts Port Folio Instl	Mutual Fund		2,367
PIMCO High Yield Portfolio Inst	Mutual Fund		1,389
PIMCO Intl Port	Mutual Fund		6,496
PIMCO Invt Grade Corp Portfolio Ins	Mutual Fund		11,388
PIMCO Mtg Portfolio Inst	Mutual Fund		25,516
PIMCO Short Term Fltg NAV - Port II	Mutual Fund		3,058
PIMCO Private Acct Port Ser Mun Sec	Mutual Fund		812
PIMCO Real Return Bd Port Inst	Mutual Fund		9,264
PIMCO Short Term Portfolio Inst	Mutual Fund		1,546
PIMCO U.S. Govt Sect Portfolio Instr	Mutual Fund		13,911
Vanguard Institutional Index Fund	Mutual Fund		85,572
EB Temporary Investment Fund	Common Collective Trust - due 12/31/2040 - 0.105%		5,291
Putnam Stable Value Fund	Common Collective Trust		20,282
SSGA TIPS Index	Common Collective Trust		23,400
FHLMC POOL #1H-2592	U.S. Government Securities - due 1/1/2036 - variable		314
FHLMC POOL #78-1274	U.S. Government Securities - due 2/1/2034 - variable		464
FHLMC POOL #C9-0981	U.S. Government Securities - due 7/1/2026 - 6.5%		1,345
FHLMC POOL #C9-1013	U.S. Government Securities - due 1/1/2027 - 6.5%		654
FHLMC POOL #G0-2993	U.S. Government Securities - due 4/1/2037 - 6.0%		509
FHLMC POOL #G0-6066	U.S. Government Securities - due 5/1/2040 - 6.0%		1,072
FHLMC POOL #G3-0315	U.S. Government Securities - due 1/1/2027 - 6.0%		896
FHLMC POOL #G3-0320	U.S. Government Securities - due 7/1/2025 - 6.0%		1,106
FHLMC POOL #H0-1774	U.S. Government Securities - due 9/1/2037 - 6.5%		534
FHLMC POOL #H0-9197	U.S. Government Securities - due 10/1/2038 - 6.5%		228
FHLMC POOL #H0-9212	U.S. Government Securities - due 5/1/2038 - 5.5%		444
FNMA GTD REMIC P/T 04-W2 5A	U.S. Government Securities - due 3/25/2044 - 7.5%		1,153
FNMA GTD REMIC P/T 07-W10 2A	U.S. Government Securities - due 8/25/2047 - variable		917
FNMA GTD REMIC P/T 2001-79 BA	U.S. Government Securities - due 3/25/2045 - 7.0%		95
FNMA GTD REMIC P/T 07-W10 2A	U.S. Government Securities - due 8/25/2047 - variable		552

[1]

The Plan has twelve Nordstrom Target Retirement Date Funds, including: Nordstrom Target Retirement Date Income Fund, Nordstrom Target Retirement Date 2000 Fund, Nordstrom Target Retirement Date 2005 Fund, Nordstrom Target Retirement Date 2010 Fund, Nordstrom Target Retirement Date 2015 Fund, Nordstrom Target Retirement Date 2020 Fund, Nordstrom Target Retirement Date 2025 Fund, Nordstrom Target Retirement Date 2030 Fund, Nordstrom Target Retirement Date 2035 Fund, Nordstrom Target Retirement Date 2040 Fund, Nordstrom Target Retirement Date 2045 Fund and Nordstrom Target Retirement Date 2050 Fund.

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
FNMA POOL #0255779	U.S. Government Securities - due 6/1/2025 - 6.0%		1,173
FNMA POOL #0256653	U.S. Government Securities - due 3/1/2027 - 6.5%		648
FNMA POOL #0256851	U.S. Government Securities - due 8/1/2037 - 7.0%		449
FNMA POOL #0257007	U.S. Government Securities - due 12/1/2027 - 6.0%		467
FNMA POOL #0545708	U.S. Government Securities - due 5/1/2012 - 6.046%		486
FNMA POOL #0725457	U.S. Government Securities - due 4/1/2014 - 4.61%		754
FNMA POOL #0735503	U.S. Government Securities - due 4/1/2035 - 6.0%		702
FNMA POOL #0735608	U.S. Government Securities - due 3/1/2035 - variable		964
FNMA POOL #0745329	U.S. Government Securities - due 7/1/2035 - 6.0%		1,021
FNMA POOL #0884704	U.S. Government Securities - due 6/1/2036 - variable		307
FNMA POOL #0888154	U.S. Government Securities - due 11/1/2036 - variable		823
FNMA POOL #0888367	U.S. Government Securities - due 3/1/2037 - 7.0%		2,738
FNMA POOL #0888787	U.S. Government Securities - due 10/1/2037 - 6.5%		468
FNMA POOL #0889095	U.S. Government Securities - due 1/1/2038 - 6.5%		867
FNMA POOL #0889634	U.S. Government Securities - due 2/1/2023 - 6.0%		1,581
FNMA POOL #0889984	U.S. Government Securities - due 10/1/2038 - 6.5%		1,521
FNMA POOL #0945680	U.S. Government Securities - due 9/1/2037 - 6.0%		826
FNMA POOL #0995487	U.S. Government Securities - due 8/1/2037 - 6.0%		1,284
FNMA POOL #0AD0130	U.S. Government Securities - due 8/1/2039 - 6.5%		363
FNMA POOL #0AD0217	U.S. Government Securities - due 8/1/2037 - 6.0%		1,230
FNMA POOL #0AD0218	U.S. Government Securities - due 9/1/2036 - 6.0%		1,132
FNMA POOL #0AE0288	U.S. Government Securities - due 10/1/2037 - 6.0%		373
FNMA POOL #0AL0406	U.S. Government Securities - due 6/1/2038 - 6.0%		372
FNMA POOL #0AL0852	U.S. Government Securities - due 6/1/2038 - 6.0%		784
SBA GTD PARTN CTFS 2006-20E 1	U.S. Government Securities - due 5/1/2026 - 5.87%		793
SBA GTD PARTN CTFS 2007-20B 1	U.S. Government Securities - due 2/1/2027 - 5.49%		789
SBA GTD PARTN CTFS 2007-20D 1	U.S. Government Securities - due 4/1/2027 - 5.32%		440
U.S. Treasury Note	U.S. Government Securities - due 10/31/2012 - 0.375%		135
U.S. Treasury Note	U.S. Government Securities - due 5/31/2012 - 0.75%		2,006
U.S. Treasury Note	U.S. Government Securities - due 7/31/2012 - 0.625%		602
Ally Financial, Inc.	Corporate Debt - due 2/11/2014 - 4.5%		1,110
American International Group, Inc.	Corporate Debt - due 8/15/2018 - 8.25%		635
AT&T Corp.	Corporate Debt - due 11/15/2031 - 8.0%		424
BAC Capital Trust XI	Corporate Debt - due 5/23/2036 - 6.625%		798
Bank of America Corp.	Corporate Debt - due 6/1/2019 - 7.625%		445
Bank of America NA	Corporate Debt - due 3/15/2017 - 5.3%		789
Bank One Capital III	Corporate Debt - due 9/1/2030 - 8.75%		596
Barclays Bank PLC	Corporate Debt - due 1/8/2020 - 5.125%		437
Barclays Bank PLC	Corporate Debt - due 5/22/2019 - 6.75%		166
Boston Properties LP	Corporate Debt - due 10/15/2019 - 5.875%		225
Boston Properties LP	Corporate Debt - due 6/1/2015 - 5.0%		487
Boston Scientific Corp.	Corporate Debt - due 6/15/2016 - 6.4%		701
Burlington Northern Santa Fe 001	Corporate Debt - due 1/15/2021 - 8.251%		931
Capital One Financial Corp.	Corporate Debt - due 9/15/2017 - 6.75%		1,092

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
CIGNA Corp.	Corporate Debt - due 11/15/2036 - 6.15%		349
CIGNA Corp.	Corporate Debt - due 2/15/2022 - 4.0%		149
CIGNA Corp.	Corporate Debt - due 5/1/2019 - 8.5%		157
CIGNA Corp.	Corporate Debt - due 5/15/2027 - 7.875%		193
CIGNA Corp.	Corporate Debt - due 6/15/2020 - 5.125%		81
Citigroup, Inc.	Corporate Debt - due 11/21/2017 - 6.125%		454
Citigroup, Inc.	Corporate Debt - due 5/15/2018 - variable		688
Comcast Corp.	Corporate Debt - due 2/15/2018 - 5.875%		665
Cox Communications, Inc. 144A	Corporate Debt - due 12/1/2016 - 5.875%		1,039
CSX Transn Inc Gtd Secd Equip.	Corporate Debt - due 1/15/2023 - 6.251%		314
Dillard’s, Inc.	Corporate Debt - due 1/15/2018 - 6.625%		246
Dillard’s, Inc.	Corporate Debt - due 5/15/2027 - 7.75%		395
The Dow Chemical Co.	Corporate Debt - due 5/15/2019 - 8.55%		644
The Dow Chemical Co.	Corporate Debt - due 5/15/2039 - 9.4%		376
Federal Express 98-1 Ctf 1A	Corporate Debt - due 1/15/2022 - 6.72%		141
Ford Motor Credit Co. LLC	Corporate Debt - due 2/1/2021 - 5.75%		1,303
General Electric Capital Corp.	Corporate Debt - due 1/8/2020 - 5.5%		825
General Electric Capital Corp.	Corporate Debt - due 9/16/2020 - 4.375%		409
HCA, Inc.	Corporate Debt - due 10/1/2012 - 6.3%		153
HCA, Inc.	Corporate Debt - due 2/15/2013 - 6.25%		586
HCA, Inc.	Corporate Debt - due 2/15/2016 - 6.5%		152
HCA, Inc.	Corporate Debt - due 3/15/2014 - 5.75%		127
HCA, Inc.	Corporate Debt - due 7/15/2013 - 6.75%		619
Health Net, Inc.	Corporate Debt - due 6/1/2017 - 6.375%		416
Hewlett-Packard Co.	Corporate Debt - due 12/9/2016 - 3.3%		306
HSBC Holdings PLC	Corporate Debt - due 4/5/2021 - 5.1%		159
HSBC Holdings PLC	Corporate Debt - due 5/2/2036 - 6.5%		354
HSBC Holdings PLC	Corporate Debt - due 9/15/2037 - 6.5%		395
Lafarge S.A.	Corporate Debt - due 7/15/2016 - 6.5%		561
Lafarge S.A.	Corporate Debt - due 7/9/2015 - 5.85%		356
Liberty Media LLC	Corporate Debt - due 2/1/2030 - 8.25%		50
Macy’s Retail Holdings, Inc.	Corporate Debt - due 10/15/2016 - 7.45%		175
Macy’s Retail Holdings, Inc.	Corporate Debt - due 7/15/2024 - 6.65%		279
Macy’s Retail Holdings, Inc.	Corporate Debt - due 9/15/2028 - 6.7%		1,123
News America, Inc.	Corporate Debt - due 11/15/2037 - 6.65%		312
Nordstrom, Inc.	Corporate Debt - due 3/15/2028 - 6.95%		219
Provident Cos, Inc.	Corporate Debt - due 3/15/2028 - 7.25%		320
Reed Elsevier Capital, Inc.	Corporate Debt - due 1/15/2019 - 8.625%		718
The Royal Bank of Scotland PLC	Corporate Debt - due 1/1/2021 - 6.125%		937
SLM Corp.	Corporate Debt - due 6/15/2018 - 8.45%		412
Sprint Capital Corp.	Corporate Debt - due 11/15/2028 - 6.875%		125
Sprint Nextel Corp.	Corporate Debt - due 12/1/2016 - 6.0%		456
Telecom Italia Capital S.A.	Corporate Debt - due 6/18/2019 - 7.175%		305
Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2018 - 6.999%		280
Telecom Italia Capital S.A.	Corporate Debt - due 9/30/2014 - 4.95%		302
Time Warner Cable, Inc.	Corporate Debt - due 2/14/2019 - 8.75%		383
Time Warner Cable, Inc.	Corporate Debt - due 4/1/2019 - 8.25%		722
Time Warner, Inc.	Corporate Debt - due 5/1/2032 - 7.7%		1,076
Union Pacific Railroad Co. 2006-1	Corporate Debt - due 7/2/2030 - 5.866%		1,522

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
Union Pacific Railroad Co. Pass Thru 98-A	Corporate Debt - due 2/23/2019 - 6.7%		97
Vulcan Materials Co.	Corporate Debt - due 12/1/2016 - 6.5%		206
Vulcan Materials Co.	Corporate Debt - due 6/15/2021 - 7.5%		486
Wachovia Bank NA	Corporate Debt - due 11/15/2017 - 6.0%		386
Xerox Corp.	Corporate Debt - due 2/1/2017 - 6.75%		1,060
California State	Municipal Debt - due 4/1/2034 - 7.5%		1,608
California State	Municipal Debt - due 10/1/2039 - 7.3%		740
Illinois State	Municipal Debt - due 3/1/2017 - 5.365%		1,346
Los Angeles Calif Uni Sch Dist	Municipal Debt - due 7/1/2034 - 6.758%		404
New Jersey St Tpk Auth Tpk Rev	Municipal Debt - due 1/1/2041 - 7.102%		582
Citigroup Capital XIII	Preferred Stock - 7.875%		618
AAR Corp.	Common Stock		223
Abercrombie & Fitch Co.	Common Stock		311
Accenture PLC Ireland Shares	Common Stock		1,208
ACI Worldwide, Inc.	Common Stock		441
Acme Packet, Inc.	Common Stock		125
Adtran, Inc.	Common Stock		189
The AES Corp.	Common Stock		652
Affiliated Managers Group, Inc.	Common Stock		431
Air Products & Chemicals, Inc.	Common Stock		750
Airgas, Inc.	Common Stock		237
Akamai Technologies, Inc.	Common Stock		802
Alexion Pharmaceuticals, Inc.	Common Stock		290
Allegheny Technologies, Inc.	Common Stock		923
Allergan, Inc./U.S.	Common Stock		1,576
Allete, Inc.	Common Stock		277
Alliance Data Systems Corp.	Common Stock		755
Amazon.com, Inc.	Common Stock		746
American Water Works Co., Inc.	Common Stock		481
Amerisourcebergen Corp.	Common Stock		272
Apple Computer, Inc.	Common Stock		4,473
Aurico Gold, Inc.	Common Stock		452
Avago Technologies, Ltd. Shares	Common Stock		407
B/E Aerospace, Inc.	Common Stock		796
Beacon Roofing Supply, Inc.	Common Stock		120
Bed Bath & Beyond, Inc.	Common Stock		972
Borgwarner, Inc.	Common Stock		1,596
Cameron International Corp.	Common Stock		1,183
Cardinal Health, Inc.	Common Stock		1,219
Cardtronics, Inc.	Common Stock		224
Carpenter Technology Corp.	Common Stock		453
Carrizo Oil & Gas, Inc.	Common Stock		186
Casey’s General Stores, Inc.	Common Stock		569
CBOE Holdings, Inc.	Common Stock		251
CBRE Group, Inc. Class A	Common Stock		308
CBS Corp.	Common Stock		1,276
Check Point Software Technologies	Common Stock		326
Chicago Bridge & Iron Co. N.V.	Common Stock		824
Church & Dwight Co., Inc.	Common Stock		357

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
Citrix Systems, Inc.	Common Stock		293
Coach, Inc.	Common Stock		1,141
Coca-Cola Enterprises, Inc.	Common Stock		675
Coherent, Inc.	Common Stock		227
The Cooper Cos., Inc.	Common Stock		441
Corn Products International, Inc.	Common Stock		239
Cubesmart	Common Stock		341
Cubist Pharmaceuticals, Inc.	Common Stock		160
Cypress Semiconductor Corp.	Common Stock		275
Diamond Foods, Inc.	Common Stock		112
Dick’s Sporting Goods, Inc.	Common Stock		279
Dollar Tree, Inc.	Common Stock		1,095
East West Bancorp, Inc.	Common Stock		776
Eaton Corp.	Common Stock		1,273
EMC Corp./Massachusetts	Common Stock		1,199
Energy XXI (Bermuda) Ltd. USD Shares	Common Stock		914
Ensco PLC	Common Stock		123
Expeditors International of Washington, Inc.	Common Stock		233
Express, Inc.	Common Stock		292
Express Scripts, Inc.	Common Stock		710
Exxon Mobil Corp.	Common Stock		1,842
EZCORP, Inc.	Common Stock		299
F5 Networks, Inc.	Common Stock		703
Fabrinet	Common Stock		196
FEI Co.	Common Stock		303
Finisar Corp.	Common Stock		128
Fleetcor Technologies, Inc.	Common Stock		82
Flowserve Corp.	Common Stock		870
Fluor Corp.	Common Stock		204
Foot Locker, Inc.	Common Stock		311
Fossil, Inc.	Common Stock		262
Freeport-McMoRan Copper & Gold	Common Stock		758
Gardner Denver, Inc.	Common Stock		226
Genesee & Wyoming, Inc.	Common Stock		87
GNC Holdings, Inc.	Common Stock		235
Google, Inc. Class A	Common Stock		2,584
Hansen Natural Corp.	Common Stock		825
Health Management Associates, Inc.	Common Stock		243
The Hershey Co.	Common Stock		1,184
Hertz Global Holdings, Inc.	Common Stock		170
Ixia	Common Stock		175
IAC/InterActiveCorp.	Common Stock		269
Informatica Corp.	Common Stock		188
Intel Corp.	Common Stock		1,148
IntercontinentalExchange, Inc.	Common Stock		623
Invesco, Ltd. Shares	Common Stock		243
IPC The Hospitalist Co., Inc.	Common Stock		254
ITC Holdings Corp.	Common Stock		587
Jarden Corp.	Common Stock		275

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
Jazz Pharmaceuticals, Inc.	Common Stock		165
Jones Lang Lasalle, Inc.	Common Stock		394
Joy Global, Inc.	Common Stock		1,248
JPMorgan Chase & Co.	Common Stock		692
Juniper Networks, Inc.	Common Stock		882
Kennametal, Inc.	Common Stock		526
Kodiak Oil & Gas Corp.	Common Stock		360
LKQ Corp.	Common Stock		439
LSB Industries, Inc.	Common Stock		96
Macy’s, Inc.	Common Stock		648
Marketaxess Holdings, Inc.	Common Stock		392
Masimo Corp.	Common Stock		185
McDonald’s Corp.	Common Stock		1,540
Mead Johnson Nutrition Co.	Common Stock		860
Mellanox Technologies, Ltd.	Common Stock		190
The Men’s Wearhouse Inc.	Common Stock		392
Microchip Technology, Inc.	Common Stock		1,205
Micros Systems, Inc.	Common Stock		279
Microsoft Corp.	Common Stock		1,780
MSCI, Inc.	Common Stock		133
National Oilwell Varco, Inc.	Common Stock		1,263
Nike, Inc.	Common Stock		1,106
NiSource, Inc.	Common Stock		299
Occidental Petroleum Corp.	Common Stock		1,037
Onyx Pharmaceuticals, Inc.	Common Stock		206
Oracle Corp.	Common Stock		1,226
Orthofix International N.V.	Common Stock		285
Perrigo Co.	Common Stock		719
Pfizer, Inc.	Common Stock		1,663
Plains Exploration & Production	Common Stock		900
Polycom, Inc.	Common Stock		253
Potash Corp. of Saskatchewan, Inc.	Common Stock		1,027
Precision Castparts Corp.	Common Stock		1,261
PVH Corp.	Common Stock		264
Raymond James Financial, Inc.	Common Stock		165
Red Hat, Inc.	Common Stock		169
Riverbed Technology, Inc.	Common Stock		290
Rockwell Automation, Inc.	Common Stock		1,022
Rockwood Holdings, Inc.	Common Stock		361
Rogers Corp.	Common Stock		166
Salesforce.com, Inc.	Common Stock		855
SBA Communications Corp.	Common Stock		520
Schlumberger, Ltd.	Common Stock		1,881
Seattle Genetics, Inc.	Common Stock		233
Select Comfort Corp.	Common Stock		634
Signature Bank/New York, NY	Common Stock		716
Sirona Dental Systems, Inc.	Common Stock		290
SM Energy Co.	Common Stock		260
Starbucks Corp.	Common Stock		1,222
Steelcase, Inc.	Common Stock		291

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
Suncor Energy, Inc.	Common Stock		645
Superior Energy Services, Inc.	Common Stock		491
Susquehanna Bancshares, Inc.	Common Stock		445
Swift Energy Co.	Common Stock		347
SXC Health Solutions Corp.	Common Stock		348
Taleo Corp.	Common Stock		153
Tesla Motors, Inc.	Common Stock		389
Texas Capital Bancshares, Inc.	Common Stock		599
Texas Instruments, Inc.	Common Stock		978
Thoratec Corp.	Common Stock		306
Tibco Software, Inc.	Common Stock		203
Time Warner, Inc.	Common Stock		1,138
Timken Co.	Common Stock		590
Titan International, Inc.	Common Stock		322
Tractor Supply Co.	Common Stock		1,278
Trimble Navigation, Ltd.	Common Stock		256
Triumph Group, Inc.	Common Stock		594
UMB Financial Corp.	Common Stock		355
Under Armour, Inc.	Common Stock		246
Union Pacific Corp.	Common Stock		1,570
United Technologies Corp.	Common Stock		1,268
UnitedHealth Group, Inc.	Common Stock		1,090
US Bancorp	Common Stock		1,249
Visa, Inc.	Common Stock		1,477
WABCO Holdings, Inc.	Common Stock		250
Watson Pharmaceuticals, Inc.	Common Stock		1,141
Weatherford International, Ltd.	Common Stock		706
Wells Fargo & Co.	Common Stock		1,150
Woodward, Inc.	Common Stock		297
Wright Express Corp.	Common Stock		774
Yamana Gold, Inc.	Common Stock		200